Exhibit 99.1

Ladder Capital Corp Reports Fourth Quarter and Full Year 2016 Results

Financial Highlights

Required GAAP disclosures:

  GAAP Net Income of $71.6 million for the fourth quarter and $113.7 million for the year ended December 31, 2016
  GAAP Income before Taxes of $72.4 million for the fourth quarter and $120.0 million for the year ended December 31, 2016
  Diluted EPS of $0.63 for the fourth quarter and $1.06 for the year ended December 31, 2016
  After-Tax GAAP Return on Average Equity of 18.0% for the fourth quarter and 7.7% for the year ended December 31, 2016
  GAAP Book Value per Share of $13.57 at December 31, 2016

Core Earnings disclosures:

  Core Earnings of $44.6 million for the fourth quarter and $158.2 million for the year ended December 31, 2016
  Core EPS of $0.37 for the fourth quarter and $1.48 for the year ended December 31, 2016
  After-Tax Core Return on Average Equity of 10.8% for the fourth quarter and 10.7% for the year ended December 31, 2016
  Undepreciated Book Value per Share of $14.76 at December 31, 2016

Ladder Capital:

  Declared a fourth quarter dividend of $0.460/share of Class A common stock paid on January 24, 2017, bringing total dividends to $1.285/share of Class A common stock in 2016
  Increased the cash component of the quarterly dividend rate by 9.1% to $0.300/share
  Originated $701.6 million of commercial mortgage loans in the fourth quarter resulting in total originations of $2.1 billion in 2016, comprised of $1.1 billion of mortgage loans held for sale and $969.4 million of mortgage loans held for investment
  Contributed $663.8 million of loans to 3 securitization transactions in the fourth quarter resulting in a total of $1.3 billion of loans contributed to 6 securitization transactions in 2016

NEW YORK--(BUSINESS WIRE)--February 23, 2017--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter and year ended December 31, 2016. GAAP Income before taxes for the year ended December 31, 2016 was $120.0 million compared to $160.7 million for the year ended December 31, 2015. The annual results reflect the unfavorable market trends prevailing in 2016 as compared to 2015, which resulted in lower gains on sales of loans and real estate as well as securities trading, offset by a more favorable net result from derivative transactions. GAAP Income before taxes for the three months ended December 31, 2016 was $72.4 million compared to $67.1 million for the three months ended December 31, 2015. A larger increase in interest rates in the fourth quarter of 2016 than in the fourth quarter of 2015 led to lower gains on sales across all asset types offset by higher derivative gains. The Diluted EPS for the three months and year ended December 31, 2016 was $0.63 and $1.06, respectively, compared to $0.50 and $1.42 for the three months and year ended December 31, 2015, respectively. After- tax GAAP return on average equity was 18.0% in the fourth quarter of 2016.

Core Earnings, a non-GAAP financial measure, was $44.6 million for the fourth quarter of 2016, compared to $50.1 million earned in the fourth quarter of 2015. For the year ended December 31, 2016, Core Earnings was $158.2 million compared to $191.5 million for 2015. The results reflect lower securitization volumes due to unfavorable market trends prevailing during the first half of 2016. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash items including depreciation related to our real estate equity portfolio and unrecognized derivative results, is useful in evaluating our earnings from operations across reporting periods. Core EPS, a non-GAAP financial measure, was $0.37 for the fourth quarter of 2016 and $1.48 for the year ended December 31, 2016, compared to $0.45 and $1.85 for the three months and year ended December 31, 2015, respectively.

"We are pleased to report Core Earnings of $158.2 million and an annualized after-tax core return on average equity of 10.7% for 2016," said Brian Harris, Ladder's Chief Executive Officer. “Loan origination activity increased substantially in the second half of 2016, and we grew our portfolio of balance sheet loans and real estate equity investments as well as contributed loans to multiple profitable securitizations during the year."

As of December 31, 2016, we had total assets of $5.6 billion, including $2.4 billion of commercial real estate loans, $2.1 billion of commercial real estate-related securities, $822.3 million of real estate, $64.0 million of cash and $237.1 million of other assets. As of December 31, 2016, 78.0% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During the fourth quarter, senior secured assets comprised 98.6% of the total $889.7 million investment activity.

During the quarter ended December 31, 2016, we originated $701.6 million of loans comprised of $263.2 million of commercial mortgage loans held for sale and $438.4 million of commercial mortgage loans held for investment. We participated in 3 securitization transactions during the fourth quarter of 2016 contributing a total of $663.8 million in face amount of commercial mortgage loans. The sale of loans into these securitization transactions resulted in a net loss from the sale of loans of $4.1 million in the fourth quarter. After factoring in related hedging results and other related adjustments, income from sales of securitized loans, net of hedging during the fourth quarter was $18.0 million. We also received $88.4 million from the repayment of mortgage loans during the three months ended December 31, 2016.

In total, we contributed $1.3 billion of commercial mortgages to 6 securitization transactions during 2016, which resulted in net income from the sale of loans of $23.1 million and income from sales of securitized loans, net of hedging of $38.4 million for the year ended December 31, 2016.

Our portfolio of CMBS and U.S. Agency Securities decreased by $550.0 million during the fourth quarter to $2.1 billion as we purchased $124.1 million and sold $230.9 million of securities during the quarter. We also received $376.3 million of proceeds from the repayment of securities.

Net interest income for the fourth quarter of 2016 was $28.5 million, compared to $33.4 million for the comparable period in the prior year, primarily due to a decrease in the weighted average coupon on mortgage loans receivable as well as higher interest expense as a result of higher outstanding financing obligations and an increase in prevailing market rates. Other income for the fourth quarter of 2016 was $89.2 million compared to $72.2 million for the comparable period in the prior year, which reflects an increase of $49.1 million in the net result from derivative transactions, offset by decreases in income from sales of loans and real estate, net of $15.6 million and $14.0 million, respectively, as rising interest rates during the quarter led to a decline in asset values and an increase in hedge values. Costs and expenses totaled $45.3 million for the fourth quarter of 2016, a $7.0 million increase compared to the fourth quarter of 2015.

During the fourth quarter of 2016, we acquired 4 single tenant net lease and other properties for a total investment of $12.2 million. During the three months ended December 31, 2016, our mortgage loan financing increased by $14.6 million primarily due to the contribution of 8 loans secured by our real estate investments to securitizations. We sold 31 condominium units for a total of $13.7 million during the fourth quarter, which generated income from the sale of real estate, net, of $5.0 million. Our total real estate portfolio as of December 31, 2016 was $822.3 million.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	December 31, 2016		December 31, 2015
	($ in thousands)
Loans
Conduit first mortgage loans	$357,882	6.4%	$571,764	9.7%
Balance sheet first mortgage loans	1,828,961	32.8%	1,453,120	24.6%
Other commercial real estate-related loans	167,134	3.0%	285,525	4.8%
Total loans	2,353,977	42.2%	2,310,409	39.1%
Securities
CMBS investments	2,043,566	36.6%	2,335,930	39.7%
U.S. Agency Securities investments	57,381	1.1%	71,287	1.2%
Total securities	2,100,947	37.7%	2,407,217	40.9%
Real Estate
Real estate and related lease intangibles, net	822,338	14.7%	834,779	14.2%
Total real estate	822,338	14.7%	834,779	14.2%
Other Investments
Investments in unconsolidated joint ventures	34,025	0.6%	33,797	0.6%
FHLB stock	77,915	1.4%	77,915	1.3%
Total other investments	111,940	2.0%	111,712	1.9%
Total investments	5,389,202	96.6%	5,664,117	96.1%
Cash, cash equivalents and cash collateral held by broker	64,017	1.1%	139,770	2.4%
Other assets	125,118	2.3%	91,325	1.5%
Total assets	$5,578,337	100.0%	$5,895,212	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten-year terms. As of December 31, 2016, we held 10 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $357.9 million. Based on the outstanding loan principal balances at December 31, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan- to-value ratio of this portfolio was 62.9%.

We also originate and invest in balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, and renovation or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of December 31, 2016, we held a portfolio of 84 balance sheet first mortgage loans with an aggregate book value of $1.8 billion, 98.0% of which was floating-rate. Based on the outstanding loan principal balances at December 31, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 64.3%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $167.1 million of other commercial real estate-related loans as of December 31, 2016, 100% of which were fixed-rate. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at December 31, 2016 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 74.0%.

As of December 31, 2016, our portfolio of CMBS investments had an estimated fair value of $2.0 billion and was comprised of investments in 191 CUSIPs ($10.7 million average investment per CUSIP), with a weighted average duration of 3.5 years.

As of December 31, 2016, our portfolio of U.S. Agency Securities had an estimated fair value of $57.4 million and was comprised of investments in 28 CUSIPs ($2.0 million average investment per CUSIP), with a weighted average duration of 8.5 years.

As of December 31, 2016, we owned 7.2 million square feet of real estate, comprised of 115 single tenant net lease properties, 5 individual office buildings, 3 portfolios of office buildings, 1 warehouse, 1 shopping center, 59 condominium units at Veer Towers in Las Vegas, and 88 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $822.3 million. We typically originate internal non- recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of December 31, 2016, we had $590.1 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $44.6 million at December 31, 2016. We had total debt outstanding of $3.9 billion as of December 31, 2016, and we had an additional $1.7 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities.

During the year ended December 31, 2016, we retired $21.9 million of principal of the 7.375% senior notes due on October 1, 2017 and $33.8 million of principal of the 5.875% senior notes due on August 1, 2021 for a total repurchase price of $49.7 million. We recognized a $5.4 million net gain on extinguishment of debt after recognizing $0.6 million of unamortized debt issuance costs associated with the retired debt. During the same period, we repurchased 424,317 shares of Class A common stock for an aggregate price of $4.7 million or an average of $10.96 per share.

The following table summarizes our debt obligations as of the following dates:

	December 31, 2016	December 31, 2015
	($ in thousands)
Committed loan facilities	$567,163	$704,149
Committed securities facility	228,317	161,887
Uncommitted securities facilities	311,705	394,719
Total repurchase agreements	1,107,185	1,260,755
Revolving credit facility	25,000	—
Mortgage loan financing	590,106	544,663
Borrowings from the FHLB	1,660,000	1,856,700
Senior unsecured notes	559,847	612,605
Total debt obligations	$3,942,138	$4,274,723

To maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, we must annually distribute at least 90% of our taxable income. The REIT distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. We believe that our significant capital resources and access to financing will provide us with financial flexibility at levels sufficient to meet current and anticipated capital requirements, including funding new investment opportunities, paying distributions to our shareholders and servicing our debt obligations.

Conference Call and Webcast

We will host a conference call on Thursday, February 23, 2017 at 5:00 p.m. Eastern Time to discuss fourth quarter and year end 2016 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, February 23, 2017 through midnight Thursday, March 9, 2017. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13655415. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, Core EPS, and After-Tax Core Return on Average Equity ("After-Tax Core ROAE"), which are non-GAAP financial measures, as supplemental measures of our performance. We believe Core Earnings, Core EPS and After-Tax Core ROAE assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings, Core EPS and After-Tax Core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core Earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp ("Continuing LCFH Limited Partners") to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing Core Earnings, Core EPS and After- Tax Core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

Core Earnings

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the Agency interest-only securities adjusts for timing differences between when we recognize changes in the fair values of our assets. Set forth below is an unaudited reconciliation of Net Income to After-Tax Core Earnings:

	Three Months Ended December 31,			Year Ended December 31,
	2016		2015	2016		2015
	($ in thousands)
Net income (loss)	$71,621		$56,676	$113,720		$146,134
Income tax expense (benefit)	773		10,457	6,320		14,557
Income (loss) before taxes	72,394		67,133	120,040		160,691
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	(306)		(2,146)	109		(1,568)
Our share of real estate depreciation, amortization and gain adjustments (2)	9,207		3,905	33,828		28,704
Adjustments for unrecognized derivative results (3)	(41,657)		(20,717)	(11,105)		(10,213)
Unrealized (gain) loss on Agency IO securities	85		611	56		1,249
Premium (discount) on mortgage loan financing, net of amortization	(509)		(982)	(482)		802
Non-cash stock-based compensation	5,512		2,338	19,039		10,277
One-time transactional adjustments	(90)	(4)	—	(3,272)	(4)	1,509	(5)
Core Earnings	44,636		50,142	158,213		191,451
Core estimated corporate tax benefit (expense) (6)	(4,202)		(6,189)	627		(10,884)
After-Tax Core Earnings	$40,434		$43,953	$158,840		$180,567
(1)	Includes $7,639 and $29,036 of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the combined consolidated statements of income for the fourth quarter and year ended December 31, 2016, respectively.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments amounts presented in the computation of Core Earnings in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)
Total GAAP depreciation and amortization	$10,658	$9,823	$39,447	$39,061
Less: Depreciation and amortization related to non-rental
property fixed assets	(28)	(28)	(114)	(108)
Less: Non-controlling interest in consolidated joint
ventures’ share of accumulated depreciation and
amortization	(726)	(675)	(2,519)	(2,830)
Our share of real estate depreciation and amortization	9,904	9,120	36,814	36,123

Realized gain from accumulated depreciation and
amortization on real estate sold (see below)	(702)	(5,748)	(3,007)	(7,965)
Less: Non-controlling interests in consolidated joint
ventures’ share of accumulated depreciation and
amortization on real estate sold	5	533	21	546
Our share of accumulated depreciation and amortization on
real estate sold	(697)	(5,215)	(2,986)	(7,419)

Our share of real estate depreciation and
amortization and gain adjustments	$9,207	$3,905	$33,828	$28,704

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of Core Earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses must also be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in Core Earnings.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)

GAAP realized gain on sale of real estate, net	$5,020	$19,039	$20,636	$40,386
Adjusted gain/loss on sale of real estate for purposes of
Core Earnings	4,323	13,824	17,650	32,967
Our share of accumulated depreciation and
amortization on real estate sold	$697	$5,215	$2,986	$7,419

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our hedging unrecognized result presented in the computation of Core Earnings in the preceding table:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)

Net results from derivative transactions	$64,739	$15,657	$(1,409)	$(38,937)
Plus: Hedging interest expense	6,625	6,490	29,870	26,820
Plus: Hedging realized result	(29,707)	(1,430)	(17,356)	22,330
Adjustments for unrecognized derivative results	$41,657	$20,717	$11,105	$10,213
(4)

We recorded an additional $0.1 million and $3.3 million income tax expense for the fourth quarter and year ended December 31, 2016, respectively, for a proposed tax settlement for pre-acquisition liabilities on certain corporate entities acquired in certain transactions effected immediately prior to our initial public offering. We also recorded other income of $0.1 million and $3.3 million for the fourth quarter and year ended December 31, 2016, respectively, relating to the expected recovery of these amounts pursuant to an indemnification. While these items are presented on a gross basis, there was no impact to either net income or core earnings. Accordingly, since pre-tax income excludes the tax effect but includes the recovery pursuant to indemnification, the recovery amount must also be excluded from Core Earnings.

(5)	One-time transactional adjustment for costs related to restructuring the Company for REIT-related operations. All costs were expensed and accrued for in the period incurred.

(6)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to Core Earnings generated by the activity within our taxable REIT subsidiaries.

Core EPS

Core EPS is defined as After-Tax Core Earnings divided by the Adjusted weighted average shares outstanding (diluted) during the period. The Adjusted weighted average shares outstanding (diluted) is defined as the GAAP weighted average shares outstanding (diluted), adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in Core Earnings and After-Tax Core Earnings.

Set forth below is an unaudited reconciliation of Weighted average shares outstanding (diluted) to Adjusted weighted average shares outstanding (diluted):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)

Weighted average shares outstanding (diluted)	66,037	97,975	107,639	51,871
Weighted average shares issuable to converted Class B shareholders	42,582	—	—	45,933
Adjusted weighted average shares outstanding (diluted)	108,619	97,975	107,639	97,804

Set forth below is an unaudited computation of Core EPS:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands, except per share data)

After-Tax Core Earnings	$40,434	$43,953	$158,840	$180,567
Adjusted weighted average shares outstanding (diluted)	108,619	97,975	107,639	97,804
Core EPS	$0.37	$0.45	$1.48	$1.85

After-Tax Core ROAE

After-Tax Core ROAE is presented on an annualized basis and is defined as After-Tax Core Earnings divided by the average Total shareholders' equity and Noncontrolling interest in operating partnership during the period. The inclusion of Noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in After-Tax Core Earnings. Set forth below is an unaudited computation of After-Tax Core ROAE:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)

After-Tax Core Earnings	$40,434	$43,953	$158,840	$180,567
Average shareholders' equity and NCI in operating partnership	1,500,134	1,488,864	1,486,772	1,498,268
After-Tax Core ROAE	10.8%	11.8%	10.7%	12.1%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Income from sales of securitized loans, net is a key component of our results. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our interest rate hedging. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of the Company’s performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our combined consolidated financial statements included herein and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our combined consolidated financial statements:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016		2015
	($ in thousands, except number of loans and securitizations)
Number of loans	44	57	104		210
Face amount of loans sold into securitizations	$663,798	$603,556	$1,327,856	(1)	$2,584,939
Number of securitizations	3	3	6		10
Income from sales of securitized loans, net (2)	$(4,088)	$11,349	$23,098		$71,066
Hedge gain/(loss) related to loans securitized (3)	22,087	1,605	15,271		(6,475)
Income from sales of securitized loans, net of hedging	$17,999	$12,954	$38,369		$64,591
_______________________________
(1)	Excludes one $21.7 million loan acquired from a third party and sold into a securitization at equal values.

(2)	The following is a reconciliation of the non-GAAP financial measure of income from sales of securitized loans, net to income from sale of loans, net, which is the closest GAAP measure, as reported in our combined consolidated financial statements:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)
Income from sales of loans (non-securitized), net	$(168)	$—	$2,911	$—
Income from sales of securitized loans, net	(4,088)	11,349	23,098	71,066
Income from sales of loans, net	$(4,256)	$11,349	$26,009	$71,066

(3)	The following is a reconciliation of the non-GAAP financial measure of hedge gain/(loss) related to loans securitized to net results from derivative transactions, which is the closest GAAP measure, as reported in our combined consolidated financial statements:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	($ in thousands)
Hedge gain/(loss) related to lending and securities positions	$42,307	$14,052	$(15,971)	$(32,462)
Hedge gain/(loss) related to loans (non-securitized)	345	—	(709)	—
Hedge gain/(loss) related to loans securitized	22,087	1,605	15,271	(6,475)
Net results from derivative transactions	$64,739	$15,657	$(1,409)	$(38,937)

Undepreciated book value per share

We present Undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe Undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define Undepreciated book value per share as the sum of Total shareholders' equity, Noncontrolling interest in operating partnership, and Our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of Total shareholders' equity to Undepreciated book value, and an unaudited computation of Undepreciated book value per share:

	December 31, 2016	December 31, 2015
	($ in thousands, except per share data)
Total shareholders' equity	$971,390	$828,215
Noncontrolling interest in operating partnership	533,246	657,380
Our share of accumulated real estate depreciation and amortization (1)	112,606	76,473
Undepreciated book value	1,617,242	1,562,068

Class A shares outstanding	71,586	55,210
Class B shares outstanding	38,002	44,056
Total shares outstanding	109,588	99,266

GAAP book value per share	$13.57	$15.00
Undepreciated book value per share	$14.76	$15.74

(1) The following is a reconciliation of GAAP Accumulated real estate depreciation and amortization to Our share of accumulated real estate depreciation and amortization presented in the computation of Undepreciated book value per share in the preceding table.

	December 31, 2016	December 31, 2015
	($ in thousands)
GAAP Accumulated real estate depreciation and amortization	$122,007	$83,056
Less: Noncontrolling interests' share of accumulated real estate depreciation and amortization	(9,401)	(6,583)
Our share of accumulated real estate depreciation and amortization	$112,606	$76,473

Our non-GAAP financial measures, including Core Earnings, Core EPS, After-Tax Core ROAE and Undepreciated book value per share have limitations as analytical tools. Some of these limitations are:

  Core Earnings, Core EPS and After-Tax Core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS and After-Tax Core ROAE are based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of Unincorporated Business Tax and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate;
  Undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of the Company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or our Annual Report on Form 10-K.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)

	Year Ended December 31,
	2016	2015	2014

Net interest income
Interest income	$236,372	$241,539	$187,325
Interest expense	120,827	113,303	77,574
Net interest income	115,545	128,236	109,751
Provision for loan losses	300	600	600
Net interest income after provision for loan losses	115,245	127,636	109,151

Other income
Operating lease income	77,277	80,465	56,649
Tenant recoveries	5,958	9,907	9,183
Sale of loans, net	26,009	71,066	145,275
Realized gain (loss) on securities	7,724	24,007	26,977
Unrealized gain (loss) on Agency interest-only securities	(56)	(1,249)	2,144
Realized gain on sale of real estate, net	20,636	40,386	29,760
Fee and other income	21,365	15,205	11,704
Net result from derivative transactions	(1,409)	(38,937)	(94,798)
Earnings (loss) from investment in unconsolidated joint ventures	426	371	1,990
Gain on assignment of mortgage loan financing	—	—	432
Gain (loss) on extinguishment of debt	5,382	—	(150)
Total other income	163,312	201,221	189,166
Costs and expenses
Salaries and employee benefits	64,270	61,612	82,144
Operating expenses	20,552	25,103	25,398
Real estate operating expenses	29,953	35,886	32,670
Real estate acquisition costs	592	1,983	2,404
Fee expense	3,703	4,521	3,023
Depreciation and amortization	39,447	39,061	28,447
Total costs and expenses	158,517	168,166	174,086
Income (loss) before taxes	120,040	160,691	124,231
Income tax expense (benefit)	6,320	14,557	26,605
Net income (loss)	113,720	146,134	97,626
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	138	(1,568)	370
Pre-IPO net loss attributable to predecessor unitholders	—	—	12,628
Net (income) loss attributable to noncontrolling interest in operating partnership	(47,131)	(70,745)	(66,437)
Net income (loss) attributable to Class A common shareholders	$66,727	$73,821	$44,187

Earnings per share:
Basic	$1.08	$1.43	$0.90
Diluted	$1.06	$1.42	$0.86

Weighted average shares outstanding:
Basic	61,998,089	51,702,188	49,296,417
Diluted	107,638,788	51,870,808	97,583,310

Dividends per share of Class A common stock:	$1.285	$2.225	$—

Ladder Capital Corp
Combined Consolidated Balance Sheets
(Dollars in Thousands)

	December 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$44,615	$108,959
Cash collateral held by broker	19,402	30,811
Mortgage loan receivables held for investment, net, at amortized cost	1,996,095	1,738,645
Mortgage loan receivables held for sale	357,882	571,764
Real estate securities, available-for-sale	2,100,947	2,407,217
Real estate and related lease intangibles, net	822,338	834,779
Investments in unconsolidated joint ventures	34,025	33,797
FHLB stock	77,915	77,915
Derivative instruments	5,018	2,821
Due from brokers	10	—
Accrued interest receivable	24,439	22,776
Other assets	95,651	65,728
Total assets	$5,578,337	$5,895,212
Liabilities and Equity
Liabilities
Debt obligations, net	$3,942,138	$4,274,723
Due to brokers	394	—
Derivative instruments	3,446	5,504
Amount payable pursuant to tax receivable agreement	2,520	1,910
Dividends payable	24,682	17,456
Accrued expenses	66,597	78,142
Other liabilities	29,006	26,069
Total liabilities	4,068,783	4,403,804
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized;
72,681,218 and 55,758,710 shares issued and 71,586,170 and 55,209,849 shares
outstanding	72	55
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized;
38,002,344 and 44,055,987 shares issued and outstanding	38	44
Additional paid-in capital	992,307	776,866
Treasury stock, 1,095,048 and 548,861 shares, at cost	(11,244)	(5,812)
Retained Earnings/(Dividends in Excess of Earnings)	(11,148)	60,618
Accumulated other comprehensive income (loss)	1,365	(3,556)
Total shareholders’ equity	971,390	828,215
Noncontrolling interest in operating partnership	533,246	657,380
Noncontrolling interest in consolidated joint ventures	4,918	5,813
Total equity	1,509,554	1,491,408

Total liabilities and equity	$5,578,337	$5,895,212

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Cash Flows
(Dollars in Thousands)

	Year Ended December 31,
	2016		2015	2014

Cash flows from operating activities:
Net income (loss)	$113,720		$146,134	$97,626
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on extinguishment of debt	(5,382)		—	150
Depreciation and amortization	39,447		39,061	28,447
Unrealized (gain) loss on derivative instruments	(4,224)		(10,182)	14,378
Unrealized (gain) loss on Agency interest-only securities	56		1,249	(2,144)
Unrealized (gain) loss on investment in mutual fund	14		—	—
Provision for loan losses	300		600	600
Amortization of equity based compensation	17,640		13,788	14,451
Amortization of deferred financing costs included in interest expense	7,459		5,757	5,802
Amortization of premium on mortgage loan financing	(894)		(902)	(629)
Amortization of above- and below-market lease intangibles	(108)		(249)	652
Amortization of premium/(accretion) of discount and other fees on loans	(8,941)		(12,241)	(6,918)
Amortization of premium/(accretion) of discount and other fees on securities	76,475		87,906	91,306
Realized gain on sale of mortgage loan receivables held for sale	(26,009)		(71,066)	(145,275)
Realized gain on disposition of loan	—		(820)	—
Realized (gain) loss on real estate securities	(7,724)		(24,007)	(26,977)
Realized gain on sale of real estate, net	(20,636)		(40,386)	(29,760)
Realized gain on assignment of mortgage loan financing	—		—	(432)
Realized gain on sale of derivative instruments	24		—	—
Origination of mortgage loan receivables held for sale	(1,128,651)		(2,594,141)	(3,345,372)
Purchases of mortgage loan receivables held for sale	(73,421)		—	—
Repayment of mortgage loan receivables held for sale	1,768		2,308	1,293
Proceeds from sales of mortgage loan receivables held for sale	1,440,195		2,509,090	3,523,689
Income from investments in unconsolidated joint ventures in excess of distributions received	(426)		(371)	(1,990)
Distributions from operations of investment in unconsolidated joint ventures	1,017		294	1,957
Deferred tax asset	1,868		2,900	(7,175)
Changes in operating assets and liabilities:
Accrued interest receivable	(1,662)		621	(9,687)
Other assets	(3,673)		(1,770)	(17,446)
Accrued expenses and other liabilities	(9,085)		(12,985)	22,126
Net cash provided by (used in) operating activities	409,147		40,588	208,672
Cash flows from investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	7,616		16,918	(13,864)
Purchase of derivative instruments	(73)		—	(7)
Sale of derivative instruments	39		—	—
Purchases of real estate securities	(977,062)		(725,888)	(2,157,391)
Repayment of real estate securities	684,143		186,902	186,310
Proceeds from sales of real estate securities	539,295		845,648	768,590
Purchase of FHLB stock	—		(7,984)	(22,890)
Sale of FHLB stock	—		2,409	—
Origination of mortgage loan receivables held for investment	(919,023)		(963,023)	(1,201,968)
Repayment of mortgage loan receivables held for investment	649,914		752,452	214,511
Reduction (addition) of cash collateral held by broker	3,793		(5,291)	(53)
Addition (reduction) of deposits received for loan originations	960		(2,368)	(91)
Escrow cash and title deposits included in other assets	(4,014)		5,375	(9,621)
Capital contributions to investment in unconsolidated joint ventures	—		(31,085)	—
Distributions received from investments in unconsolidated joint ventures in excess of income	48		3,747	3,255
Capitalization of interest on investment in unconsolidated joint ventures	(867)		(341)	—
Capital contributions to investment in mutual fund	(10,001)		—	—
Purchases of real estate	(62,495)		(197,501)	(254,497)
Capital improvements of real estate	(10,640)		(8,375)	(5,192)
Proceeds from sale of real estate	72,953	(1)	98,558	123,444
Net cash provided by (used in) investing activities	(25,414)		(29,847)	(2,369,464)
Cash flows from financing activities:
Deferred financing costs paid	(5,927)		(2,330)	(9,863)
Proceeds from borrowings under debt obligations	12,359,830		16,280,023	16,885,636
Repayment of borrowings under debt obligations	(12,689,064)		(16,137,339)	(14,907,233)
Cash dividends paid to Class A common shareholders	(67,166)		(39,934)	—
Partners’ capital distributions	—		—	(369)
Capital contributed by noncontrolling interests in operating partnership	250		—	—
Capital distributed to noncontrolling interests in operating partnership	(39,805)		(68,673)	(47,926)
Capital contributed by noncontrolling interests in consolidated joint ventures	—		74	1,841
Capital distributed to noncontrolling interests in consolidated joint ventures	(757)		(3,930)	(2,207)
Payment of liability assumed in exchange for shares for the minimum withholding taxes on vesting restricted stock	(786)		(4,897)	(125)
Purchase of treasury stock	(4,652)		(994)	—
Issuance of common stock	—		—	259,037
Common stock offering costs	—		—	(20,523)
Net cash provided by (used in) financing activities	(448,077)		22,000	2,158,268
Net increase (decrease) in cash	(64,344)		32,741	(2,524)
Cash and cash equivalents at beginning of period	108,959		76,218	78,742
Cash and cash equivalents at end of period	$44,615		$108,959	$76,218
Supplemental information:
Cash paid for interest, net of amounts capitalized	$115,246		$107,362	$63,171
Cash paid for income taxes	$8,775		$7,306	$45,981

Non-cash investing and financing activities:
Securities and derivatives purchased, not settled	$(394)		$—	$—
Securities sold, not settled	$—		$4	$3
Origination of mortgage loans receivable held for investment	$50,378		$—	$—
Repayment of mortgage loans receivable held for investment	$(70,678)		$—	$—
Settlement of mortgage loan receivable held for investment by real estate	$—		$4,620	$—
Like-kind exchange of real estate:
Acquisitions	$—		$15,249	$—
Dispositions	$—		$(62,093)	$—
Receivable from qualified intermediary - other assets	$—		$6,483	$—
Real estate acquired in settlement of mortgage loan receivable held for investment	$—		$6,700	$—
Net settlement of sale of real estate, subject to debt - real estate	$—		$(11,310)	$—
Net settlement of sale of real estate, subject to debt - debt obligations	$—		$51,060	$—
Exchange of noncontrolling interest for common stock	$145,841		$53,659	$—
Change in deferred tax asset related to exchanges of noncontrolling interest for common stock	$980		$(320)	$1,014
Dividends declared, not paid	$23,364		$17,456	$—
Stock dividends	$64,100		$—	$—

(1) Includes cash proceeds received in the current year that relate to prior year sales of real estate of $6.5 million.

CONTACT:
Investors
Ladder Capital Corp Investor Relations, 917-369-3207
investor.relations@laddercapital.com